EXHIBIT 4.2

                     BYRON PREISS MULTIMEDIA COMPANY, INC.

                             1993 STOCK OPTION PLAN

      1. Purpose. The purpose of this 1993 Stock Option Plan ("Plan") of Byron Preiss Multimedia Company, Inc., a New York corporation, is to encourage certain officers, employees, directors and consultants of the Company (as hereinafter defined) to acquire and hold stock in the Company as an added incentive to remain with the Company and to increase their efforts in promoting the interests of the Company and to enable the Company to attract and retain persons of competence.

            The term "subsidiary," as used herein, shall mean any corporation (other than Byron Preiss Multimedia Company, Inc.) in an unbroken chain of corporations beginning with and including Byron Preiss Multimedia Company, Inc., if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term "Company," as used herein shall include Byron Preiss Multimedia Company, Inc. and any present or future subsidiary thereof.

      2. Stock Options. Awards under the Plan shall be granted in the form of stock options ("Option" or "Options"), which may either qualify for treatment as Incentive Stock Options ("ISOs") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, (the "IRC") or not so qualify ("Non-Qualifying Stock Options" or "NQSOS").

            The term "Shares," as used herein, shall mean shares of the common stock, $.001 par value, of the Company.

            The aggregate number of Shares which may be issued and sold under the Plan shall not, except as such number may be adjusted pursuant to section 8 hereof, exceed 425,000 Shares, which may be either authorized and unissued Shares or issued Shares reacquired by the Company. The total number of Shares subject to Options authorized under the Plan shall be subject to increase or decrease in order to give effect to the adjustment provisions of Section 8 hereof and to give effect to any amendment adopted as provided in Section 12 hereof. Notwithstanding the above limitation, any Shares subject to an Option under the Plan which terminates, is cancelled or expires for any reason without being either exercised in full or surrendered in full, may again be subjected to an Option under the Plan, unless the Plan shall have been terminated. Existing Options may be cancelled and new options granted at a lower price in the event of decline in the market value of the Shares.

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      3. Eligibility. ISO awards shall be granted only to officers (including those who are also directors) and other employees who, at the time of the grant of the award (a) are employees of the Company and (b) shall be selected by the Committee (as hereinafter defined). NQSO awards shall be granted only to officers, employees, directors and consultants of the Company who, at the time of grant of the awards (a) serve in one or more of such capacities with the

Company and (b) shall be selected by the Committee. A person to whom an award is granted hereunder is hereafter sometimes referred to as an "Optionee."

            Optionees are eligible to receive more than one Option grant during the life of the Plan and such Option may be in addition to or in the substitution for, an Option or Options previously granted under the Plan, under another stock option plan of the Company or under a plan of another corporation assumed by the Company. No Options shall be granted under the Plan after the tenth anniversary date of the adoption of the Plan by the Company's Board of Directors.

            Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement between the Company and the Optionee which shall contain such provisions, terms and conditions including the period of their exercise, whether in installments or otherwise, which need not be the same for all Options, as the Committee shall determine to be appropriate and within the contemplation of the Plan.

            As used in the Plan, the term "employment" shall mean employment by the Company, and the term "employee" shall be deemed to include any salaried officer and any salaried person who is also a director; provided, that a director who is not a salaried employee shall not be entitled to receive or hold an ISO under the Plan. Whether military, government or public service shall constitute termination of employment for purposes of this Plan or any Option granted thereunder shall be determined in each case by the Committee.

      4. Administration of the Plan. The Board of Directors of the Company ("Board") shall appoint a committee ("Committee") to administer the Plan. The Committee shall consist of not less than two members of the Board who shall not have received grants or awards of equity securities under a plan of the Company during the year prior to serving as an administrator on the Committee and shall not be eligible to participate in the 1993 Plan or any other plan of the Company while serving on the Committee.

            Subject to the express provisions of the Plan, the Committee shall have the authority, exercisable in its discretion, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan including, without limiting the generality of the foregoing, to grant Options, to determine the purchase price of the Shares covered by each Option, the persons to whom, and the time or times at which, Options

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shall be granted and the number of Shares to be covered by each Option; to determine which Options shall be accompanied by Rights; to interpret the Plan; to determine, in the case of the employees, whether Options shall be ISO or NQSOs; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) entered into in connection with awards under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.


            Vacancies in the Committee shall be filled by the Board. The Committee may act by a majority of its members either at a meeting, by written consent, or conference telephone meeting. No member of the Board or of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option. The Board may at any time remove one or more members of the Committee and substitute others, and a majority of disinterested members of the Board shall at all times have the right to exercise any and all rights and powers of the Committee.

      5. Option Price. The purchase price of the shares covered by each Option shall be established by the Committee, but in no event shall be less than 50% of the Fair Market Value of the Shares on the date the Option is granted. The term "Fair Market Value" shall mean (i) if the Shares are listed on a national securities exchange or the NASDAQ system, the mean between the highest and lowest sales prices for the Shares on such date, or, if no such prices are reported for such day, then on the next preceding day on which there were reported prices or (ii) if the Shares are not listed on a national securities exchange or the NASDAQ system, the mean between the bid and asked prices for the shares on such date, or if no such prices are reported for such day, then on the next preceding day on which there were reported prices. If the Shares are not traded and there are, therefore, no reported prices, the Committee shall determine the Fair Market value. In the case of an ISO, in no event shall the purchase price of the Shares covered by the ISO be less than 100% of the Fair Market Value of the Shares on the date the ISO is granted. In the case of an ISO granted to an employee who owns, directly or through attribution, more than 10 percent of the total voting power of all classes of stock of the Company (an "Insider ISO"), the purchase price of the Shares shall in no event be less than 110% of the Fair Market Value of the Shares on the date the ISO is granted. The Option price may be subject to adjustment in accordance with the provisions of
Section 8 hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the date on which such Option is granted. The price so determined shall also be applicable in connection with the exercise of any related Right.

      6.    Period of Option and Certain Limitations on Right to
Exercise.

            (a) Options shall be exercisable over the Option period as, and at the times the Committee determines. The Option period shall be determined by the Committee,, but shall not exceed ten

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years from the date of the grant of such option (except as provided in (e)
below). In the case of an Insider ISO, the Option period shall not exceed five years from the date of the grant of such Option.

            (b) Except as provided in (d) and (e) below, however, an ISO may not be exercised unless the Optionee is then in the employ of the Company and shall have been continuously so employed since the date of the grant of the Option. Absence on leave approved by the Committee shall not be considered a termination of employment for any purpose of the Plan. The Committee may, if it or counsel for the Company shall deem it necessary or desirable for any reason, require as a condition of exercise, that the Optionee (or the purchaser acting under (c) or (e) below) represent in writing to the Company at the time of the exercise of such Option that it is the Optionee's then intention to acquire the Shares as to which the Option is then being exercised for investment and not with a view to the distribution thereof.

            (c) Options granted under the Plan to an Optionee shall not be transferable otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable, during the Optionee's lifetime, only by him or his legal guardian or legal representative. A transfer of an Option by will or by the laws of descent and distribution shall not be effective unless the Committee shall have been furnished with such evidence as it may deem necessary to establish the validity of the transfer.

            (d) Unless earlier terminated in accordance with their terms, all Options of any Optionee shall terminate ninety days after any of the following:

                  (i) voluntary termination of employment by the
            Optionee, with or without Company consent, or

                (ii) termination of the Optionee's employment by the
            Company other than for cause, or

               (iii) termination of the Optionee's employment because of
            disability, retirement, or because the employing subsidiary has ceased to be a subsidiary of the Company and the Optionee did not, prior thereto or contemporaneously therewith, become an employee of the Company or of another subsidiary, or

                (iv) termination of the Optionee's service as a Director or consultant of the Company (other than for cause), unless the Optionee remains thereafter an employee of the Company;

provided, that if the employment of an Optionee (or service as a Director or consultant) shall be terminated for cause (which shall be determined by the Committee), all of such Optionee's Options shall terminate as of the date of such termination for cause.

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            (e) If an Optionee dies while in the employ of the Company or in the service of the Company as a Director or consultant, or within ninety days after the date on which the Optineee ceased to be an employee, Director or consultant of the Company (other than by reason of termination for cause), the Option theretofore granted to the Optionee shall be exercisable by the Optionee's estate, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Optionee, but only within a period of twelve calendar months next succeeding such death and then only if and to the extent that the Optionee was entitled to exercise such Option at the date of death, except that the number of shares may be adjusted in accordance with the provisions of Section 8 hereof.

            (f) An ISO, granted under the Plan, in order to remain qualified as such, shall be subject to all other limitations on exercise imposed by the IRC to qualify for treatment as an ISO.

      7. Payment of Option Price and Cancellation of Options. An Option granted under the Plan shall be exercised by giving written notice of such exercise to the Secretary of the Company. The Option price for the Shares with respect to which any Option is exercised shall be paid in full at the time of exercise.

            The Option price shall be paid in cash or, with the approval of the Committee (which may be withheld in its sole discretion), Shares having a fair market value, as determined by the Committee, at least equal to the option price or a combination of cash and Shares, and, with the approval of the Committee (which may be withheld in its sole discretion) may be effected wholly or in part by monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion, separately with respect to each exercise of Options and each Optionee; provided, that each such method and time for payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law. An Option may not be exercised for a fraction of a Share. No holder of any Option or legal representative, legatee or distributee of such holder, as the case may be, will be, or will be deemed to be, a holder of any Shares covered by an Option unless and until certificates for the Shares are issued to the Optionee or representative, legatee or distributee under the Plan.

      8. Effect of Change in Shares. If there is any change in the Shares of the Company through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of Shares, or otherwise, the number of Shares available for Options and the number of Shares thereof covered by outstanding Options, shall be proportionately adjusted for any increase or decrease in the number of issued Shares by the Board; provided, that any fractional Shares resulting from such adjustment shall be eliminated, by rounding to the nearest whole number.

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            In the event of the proposed dissolution or liquidation of the
Company, or in the event of an Offer as defined in Section 10, or a proposed sale of substantially all of the assets of the Company, or in the event of any merger or consolidation of the Company with or into another corporation, or in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option, at its then aggregate exercise price, solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, sale, consolidation or merger, or similar corporate event, by a holder of the number of Shares for which such Option might have been exercised immediately prior to such dissolution, liquidation, sale, consolidation or merger; or the Committee may provide, in the alternative, that each Option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, that no less than thirty days written notice of the date so fixed shall be given to each holder of Options, and each holder of Options shall have the right, during the period of thirty days preceding such termination, to exercise the Options as to all or any part of the Shares covered thereby, including Shares as to which such Options would not otherwise be exercisable.

            The preceding paragraph shall not apply to a merger or consolidation in which the Company is the surviving corporation and Shares are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of any corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares (other than a change in par value, or from par value to no value, or as a result of a subdivision or combination, but including any change in the Shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares for which such Option might have been exercised.

      9. Substitute Awards. If an employee of a corporation, other than the Company, holds a stock option granted by such employee's employer-corporation (meaning thereby the corporation which actually employs the employee and any corporation which directly or indirectly controls the employee's actual employer), and the employee becomes an eligible employee of the Company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company and the employee's employer-corporation ("Reorganization"), then the Committee may select such employee as an Optionee and direct the granting to the employee of an award of Options in substitution for

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the stock options held by the employee. The Committee shall determine the terms and conditions of the substitute awards which may vary from the terms and conditions required by the Plan. At the time of any substitute award, the Committee shall determine the number of Shares to be taken into account and the exercise price per Share consistent with the provisions of the Plan.

      10. Amendment and Discontinuance of the Plan. The Board may at any time amend, modify, suspend or terminate the Plan, but except in accordance with the provisions of Section 8 hereof, no change shall be made which will have a material adverse effect upon any Option previously granted unless the consent of the Optionee is obtained; provided, that, except in the case of adjustments made pursuant to Section 8 hereof, the Board may not, without further approval of the shareholders, (a) increase the maximum number of Shares for which Options may be granted under the Plan, or (b) change the class of persons eligible to receive Options.


      11.   Approval by Shareholders.           The Plan shall become
effective upon approval by the shareholders of Byron Preiss
Multimedia Company, Inc., a New York Corporation.

      12.   Use of Proceeds.        The proceeds from the sale of Shares
pursuant to Options granted under the Plan shall constitute general funds of the Company and may be used for its corporate purposes as the Board may determine.

      13. Agreement by Optionee Regarding Withholding Taxes. If the Committee shall so require, as a condition of exercise, each Optionee shall agree that:

                  (i) no later than the date of exercise of any Option granted hereunder, the Optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares subject to Options; and

                (ii) the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee federal, state or local taxes of any kind required by law to be withheld with respect to the Shares subject to Options.

      14. Restricted Shares. In its discretion the Committee may issue Shares subject to certain restriction upon exercise of Option pursuant to Section 7 of the Plan. The term "Restricted Shares" shall mean the shares that are made subject to restrictions on the transferability thereof until the recipient has remained in the employ of the Company or a Subsidiary for a specified period of time.

            (a) All Restricted Shares shall be subject to (i) such restrictions on the transferability and encumbrance thereof until

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the recipient has remained in the employ of the Company for the period of time specified by the Committee with respect thereto; (ii) such provisions relating to the forfeiture of and right of the Company to reacquire the Shares if the recipient's employment terminates within such period of time, (iii) such provisions relating to the lapse of such restrictions, and (iv) such other terms and conditions, as may be determined by the Committee and are set forth in the Option Agreement. All stock certificates for such Shares shall bear a legend that the Shares represented thereby are subject to such restrictions, provisions, terms and conditions. If the Committee so determines, the stock certificates representing Restricted Shares shall be deposited by the recipient with a third party designated by the Committee until the restrictions thereon have lapsed.

            (b) The existence of restrictions on Restricted Shares shall not affect the rights of the recipient as a stockholder of the Company including the right to receive dividends on and to vote such Restricted Shares except that any Shares issued as a stock dividend on or in a stock split-up of the Restricted Shares or any other securities issued in exchange for the Restricted Shares shall be subject to the same restrictions, provisions, terms and condition that are applicable to the Restricted Shares.

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